UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

WORLD SURVEILLANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32509	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (321) 452-3545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

(a)	At the Annual Meeting of the holders of common stock of World Surveillance Group Inc. (the “Company”) held on July 29, 2014, the proposals listed below were submitted to a vote of the shareholders.

(b)	At the Annual Meeting, each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 – Election of Directors

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Wayne P. Jackson	195,735,112	55,456,718	263,601,586

Proposal 2 – Nonbinding Advisory Resolution Approving the Company’s Executive Compensation

The shareholders approved a nonbinding advisory resolution approving the Company’s executive compensation, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
177,957,316	69,362,385	3,872,129	263,601,586

Proposal 3 – Ratification of Appointment of Company’s Independent Registered Public Accounting Firm, Rosen Seymour Shapss Martin & Company LLP

The shareholders ratified the appointment of Rosen Seymour Shapss Martin & Company LLP, as the Company’s independent registered public accounting firm, as set forth below:

Votes For	Votes Withheld	Abstain
493,698,895	18,739,004	2,355,517

There were no broker non-votes.

ITEM 7.01     Regulation FD

The Company held its Annual Meeting of Stockholders on Tuesday, July 29, 2014.  Following the formal business of the 2014 Annual Meeting, Drew West, the Company’s Chairman of the Board, provided certain management discussion points regarding the Company, a copy of which are attached hereto as Exhibit 99.1.

The information contained in this Report on Form 8-K, including the exhibit hereto, is furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as expressly stated in such filing.

ITEM 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	World Surveillance Group Inc. 2014 Annual Shareholders Meeting – July 29, 2014 Management Discussion Points

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Surveillance Group Inc.
(Registrant)

Date: July 30, 2014	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer